Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1) The accompanying Quarterly Report on Form 10-QSB for the period ended September 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2006	/s/ Mark N. Schwartz
Mark N. Schwartz Chief Executive Officer
Date: November 14, 2006	/s/ Kellie D. Nelsen
Kellie D. Nelsen Manager of Finance and Accounting (principal financial officer)